ARTICLES OF INCORPORATION
                                       FOR
                           COMSTOCK COAL COMPANY, INC.

WE THE UNDERSIGNED natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act adopt the following Articles of Incorporation for such corporation.

                                    ARTICLE I
                                 CORPORATE NAME
                                 --------------

The name of this corporation is Comstock Coal Company, Inc.

                                  ARTICLE II
                             DURATION OF CORPORATION
                             -----------------------

The duration of this corporation is "perpetual".

                                   ARTICLE III
                               CORPORATE PURPOSES
                               ------------------

The purpose for which this corporation is organized is to own, mine, sell, lease or otherwise deal with coal and other mineral and natural resources and all matters related or ancillary thereto and to do all things and engage in all lawful transactions which a corporation organized under the laws of the State of Utah might do or engage in. even though not expressly stated herein.

                                   ARTICLE IV
                                 CAPITALIZATION
                                 --------------

The aggregate number of shares which this corporation shall have authority to issue is ONE MILLION (1,000,000) shares of par value stock with a par value of FIVE CENTS ($0.05) per share. All stock of the corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this corporation shall not be liable to any further call or assessment.

                                    ARTICLE V
                          PRE-EMPTIVE RIGHTS ABOLISHED
                          ----------------------------

The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

                                   ARTICLE VI
                               COMMENCING BUSINESS
                               -------------------

This corporation will not commence business until consideration of a value of at least $1,000 has been received for the issuance of shares.

                                   ARTICLE VII
                                INTERNAL AFFAIRS
                                ----------------

The Directors shall adopt Bylaws which are not inconsistent with law or these Articles for the regulation and management of the affairs of the corporation. These Bylaws may be amended from time to time or repealed pursuant to law.

                                  ARTICLE VIII
                           REGISTERED OFFICE AND AGENT
                           ---------------------------

The address of this corporation's initial registered office and the name of its original registered agent at such address is:

                           Richard J. Lawrence
                           Suite 1200 Beneficial Life Tower
                           36 South State Street
                           Salt Lake City, Utah 84111

                                   ARTICLE IX
                                    DIRECTORS
                                    ---------

The Board of Directors shall consist of not less than "three (3) nor more than nine (9) members as the Board of Directors may itself from time to time determine. The names and addresses of persons who are to serve as Directors until the first meeting of stockholders, or until their successors be elected and quality are:

                 Clark Powell                           101 East 1st North
                                                        Huntington, Utah
                 Louis W. Selleneit                     531 West 3400 South
                                                        Bountiful, Utah
                 John LaMar Hussey                      Route 1
                                                        Price, Utah
                 Wallace A. Greenfied                   263 East 400 North
                                                        Centerville, Utah

                                    ARTICLE X
                                  INCORPORATORS
                                  -------------

The name and address of each Incorporator is:

                 Clark Powell                           101 East 1st North
                                                        Huntington, Utah
                 Louis W. Selleneit                     531 West 3400 South
                                                        Bountiful, Utah
                 John LaMar Hussey                      Route 1
                                                        Price, Utah

                                   ARTICLE XI
                        OFFICERS AND DIRECTORS CONTRACTS
                        --------------------------------

No contract or other transaction between this corporation and any other corporation shall be affected by the fact that a Director or officer of this corporation is interested in or is a Director or officer of such other corporation; and any Director, individually or jointly, may be a party to or may be interested in any corporation or transaction of this corporation or in which this corporation is interested; and no contract or other transaction of this corporation with any person, firm or corporation shall be affected by the fact that any Director of this corporation is a party to or is interested in such contract, act or transaction or any way connected with such person, firm or corporation, and every person who may become a Director of this corporation is hereby relieved from liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested, provided said Director acts in good faith.

DATED this 10th day of May, 1977.


                                               /s/ Clark Powell
                                               ---------------------------
                                               CLARK POWELL

                                               /s/ John LaMar Hussey
                                               ---------------------------
                                               JOHN LaMAR HUSSEY

STATE OF UTAH           )
                        ):     ss.
County of Salt Lake     )



         I, THE UNDERSIGNED, a Notary Public, hereby certify that on the 10th day of May, 1977, Clark Powell, Louis W. Selleneit, and John LaMar Hussey, personally appeared before me who being by me first duly sworn severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true. DATED this 10th day of May, 1977.

                                            /s/ Claudine M. Cable
                                            ----------------------------
                                             NOTARY PUBLIC
My Commission expires:                          Residing at:
January 22, 1980                                     Bountiful, Utah

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           COMSTOCK COAL COMPANY, INC.


          WE THE UNDERSIGNED, pursuant to the Utah Business Corporation Act, hereby adopt the following Articles of Amendment as a revision of the Articles of Incorporation of Comstock Coal Company, Inc.

                                    Article I
                                    ---------

The name of the Corporation is Comstock Coal Company, Inc.

                                   Article II
                                   ----------

The duration of the Corporation is perpetual.

                                   Article III
                                   -----------

         The following amendments to the Articles of Incorporation were adopted by the Board of Directors. Shareholder approval was not required.

         Article IV of the Articles of Incorporation of this Corporation is amended so that it will read in its entirety as follows:

         First: Article IV shall be amended as follows, to-wit:

                                   Article IV
                                   ----------

         The 995,000 outstanding shares of the Corporation are reverse split on a basis of 10 for 1, decreasing the presently outstanding shares from 995,000 shares 95,000 shares.

                                /s/ James Doolin
                             James Doolin, President


STATE OF UTAH              )
                           ): ss
COUNTY OF SALT LAKE        )

         On the 30th day of APRIL, 1999, personally appeared before me, a Notary Public, James Doolin, who acknowledged that he is the President of the Corporation, and that he is authorized to and did execute the above instrument.

                                             /s/ Kathleen L. Morrison
                                             ------------------------
                                                     NOTARY PUBLIC

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           COMSTOCK COAL COMPANY, INC.


         WE THE UNDERSIGNED, pursuant to the Utah Business Corporation Act, hereby adopt the following Articles of Amendment as a revision of the Articles of Incorporation of Comstock Coal Company, Inc.

                                    Article I
                                    ---------

The name of the Corporation is Comstock Coal Company, Inc.

                                   Article II
                                   ----------

The duration of the Corporation is perpetual.

                                   Article III
                                   -----------

         The following amendments to the Articles of Incorporation were adopted by the Board of Directors. Shareholder approval was not required.

         Article IV of the Articles of Incorporation of this Corporation is amended so that it will read in its entirety as follows:

         First: Article IV shall be amended as follows, to-wit:

                                   Article IV
                                   ----------

         The aggregate number of shares which this corporation shall have authority to issue is ONE HUNDRED MILLION (100,000,000) shares of par stock with a par value of $0.0001 per share. All stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this Corporation shall not be liable to any further call of assessment.

                                                    /s/ James Doolin
                                                    --------------------------
                                                    James Doolin, President


STATE OF UTAH            )
                         ): ss
COUNTY OF SALT LAKE      )


         On the 3rd day of August, 1999, personally appeared before me, a Notary Public, James Doolin, who acknowledged that he is the President of the Corporation, and that he is authorized to and did execute the above instrument.

                                          /s/ Kathleen L. Morrison
                                          ------------------------
                                          NOTARY PUBLIC